EXHIBIT 23
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-76922, 2-96982, 33-17136, 33-27227, 33-34952,
33-15515, 33-48832, 33-48840, 33-58746, 33-61038, 33-78424, 33-58887, 33-58231
and 33-64753.

                                          /s/ ARTHUR ANDERSEN LLP

New York, New York
March 25, 1996